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                                                                    EXHIBIT 99.3

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                             SUBSCRIPTION WARRANTS
                                   ISSUED BY
                              CALAVO GROWERS, INC.

        This form, or one substantially equivalent hereto, must be used to exercise subscription rights ("RIGHTS") pursuant to the rights offering described in the Prospectus dated [_______], 2002 (the "PROSPECTUS") of Calavo Growers, Inc., a California corporation (the "COMPANY"), if a holder of Rights cannot deliver the Subscription Warrant(s) evidencing the Rights to U.S. Stock Transfer Corporation, the subscription agent for the rights offering, prior to 5:00 p.m., Pacific Daylight Time, on [_______], 2002, unless such expiration date is extended in the sole discretion of the Company (as it may be extended, the "EXPIRATION DATE"). Such form must be delivered by hand or sent by facsimile transmission or mail to U.S. Stock Transfer Corporation, and must be received by U.S. Stock Transfer Corporation on or prior to the Expiration Date. For additional information, see the discussion set forth under "The Rights Offering -- Notice of Guaranteed Delivery" in the Prospectus.

        Regardless of the manner of delivery of the Subscription Warrant(s), payment of the subscription price of $5.00 per share for each share of the Company's common stock, par value $0.001 per share (the "COMMON STOCK"), subscribed for upon exercise of the Rights must be received by U.S. Stock Transfer Corporation in the manner specified in the Prospectus prior to 5:00 p.m., Pacific Daylight Time, on the Expiration Date.

                    The address of the subscription agent is:

                         U.S. Stock Transfer Corporation
                               1745 Gardena Avenue
                         Glendale, California 91204-2991
                            Facsimile: (818) 502-1737

                            To confirm receipt, call:

                                 (818) 502-1404

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.



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Ladies and Gentlemen:

        The undersigned hereby represents that he or she is the holder of a Subscription Warrant(s) representing [_______] Rights, and that such Subscription Warrant(s) cannot be delivered to U.S. Stock Transfer Corporation before 5:00 p.m., Pacific Daylight Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt and review of which hereby are acknowledged, the undersigned hereby elects to exercise (i) the basic subscription privilege described in the Prospectus to subscribe for [_____] shares of Common Stock and (ii) the oversubscription privilege described in the Prospectus to subscribe for [_____] shares of Common Stock, subject to availability and proration of shares upon the terms and conditions described in the Prospectus. The undersigned understands that payment of the subscription price of $5.00 per share for each share of the Common Stock subscribed for pursuant to the basic subscription privilege and the oversubscription privilege must be received by U.S. Stock Transfer Corporation before 5:00 p.m., Pacific Daylight Time, on the Expiration Date. The undersigned represents that such payment, in the aggregate amount of $[_______], either (check appropriate box):

        [ ] is being delivered to U.S. Stock Transfer Corporation herewith,

        or

        [ ] has been delivered separately to U.S. Stock Transfer Corporation;

and is being delivered or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

[ ] wire transfer of funds

        -      name of transferor institution
                                             -----------------------------------
        -      date of transfer
                               -------------------------------------------------
        -      confirmation number (if available)
                                                 -------------------------------

[  ]    personal check drawn on a U.S. bank. (Payment by personal check will not be deemed to have been received by U.S. Stock Transfer Corporation until such check has cleared. A shareholder paying by such means is urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

[  ]    certified or cashier's check drawn on a U.S. bank

[  ]    U.S. postal or express money order

        -      name of maker
                            ----------------------------------------------------
        -      date of check, draft, or money order number
                                                          ----------------------
        -      bank on which check is drawn or issuer of money order
                                                                     -----------


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Signature(s)
            --------------------------------------------------------------------
Name(s)
       -------------------------------------------------------------------------
                             (Please Type or Print)

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Address(es)
           ---------------------------------------------------------------------
                                                                      (Zip Code)

Area Code and Tel. No(s).
                         -------------------------------------------------------

Subscription Warrant No(s). (if available)
                                          --------------------------------------



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                              GUARANTY OF DELIVERY
          (NOT TO BE USED FOR SUBSCRIPTION WARRANT SIGNATURE GUARANTEE)

        The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to U.S. Stock Transfer Corporation, guarantees that the undersigned will deliver to U.S. Stock Transfer Corporation the Subscription Warrant(s) representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

Dated:                                         , 2002
       ----------------------------------------

--------------------------------------------------------------------------------
                                 (Name of Firm)

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                        (Authorized Signature and Title)

--------------------------------------------------------------------------------
                                    (Address)

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                        (Area Code and Telephone Number)


        The institution which completes this form must deliver the Subscription Warrant(s) to U.S. Stock Transfer Corporation within the time period shown herein. Failure to do so could result in a financial loss to such institution.


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